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                                                                    EXHIBIT 23.1





                                                   INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in this Registration Statement of EMCORE Corporation on Form S-4 of our report dated November 27, 2001, (which report expresses an unqualified opinion and includes an explanatory paragraph referring to the change in method of accounting for revenue recognition) appearing in the Annual Report on Form 10-K of EMCORE Corporation for the year ended September 30, 2001 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Parsippany, New Jersey
January 23, 2002